Exhibit 10.38

REGULUS THERAPEUTICS INC.

COMMON STOCK PURCHASE AGREEMENT

August 14, 2012

REGULUS THERAPEUTICS INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 14, 2012, by and between REGULUS THERAPEUTICS INC., a Delaware corporation (the “Company”), and ASTRAZENECA AB, a limited liability company organized under the laws of Sweden (“Purchaser”).

RECITALS

WHEREAS, concurrent with the execution of this Agreement, the Company and Purchaser have entered into that certain Collaboration and License Agreement, dated the date hereof (the “Collaboration and License Agreement”);

WHEREAS, the Company has authorized the sale and issuance to Purchaser of its Common Stock, par value $0.001 per share (“Common Stock”), with an aggregate purchase price of $25,000,000 (subject to adjustment pursuant to Section 1.1 below) (the “Shares”);

WHEREAS, Purchaser desires to purchase the Shares on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Shares to Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	AGREEMENT TO SELL AND PURCHASE.

1.1        Closing.    In the event that the Company consummates an initial public offering of its Common Stock pursuant to an effective registration statement under the Securities

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Act of 1933, as amended (the “Securities Act”), on or before March 31, 2013 pursuant to which the Company either receives aggregate gross proceeds from the public of at least $50 million or pursuant to which all of the Company’s outstanding convertible preferred stock convert to Common Stock of the Company (a “Triggering IPO”), Purchaser agrees to purchase, subject to the terms and conditions set forth in this Agreement, in a concurrent private placement exempt from the registration requirements of the Securities Act, an aggregate of $25 million (the “Committed Investment Amount”) of the Company’s Common Stock at a price per share equal to the per share initial public offering price (the “Purchase Price”) in a closing to be held concurrently with the closing of the Triggering IPO (the “Closing”); provided, however, that (i) to the extent such investment would result in Purchaser, together with its affiliates, beneficially owning in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company (the “Ownership Maximum”), then the number of shares of Common Stock purchased by Purchaser pursuant to this Agreement, together with the Committed Investment Amount, shall be reduced to the extent necessary such that such beneficial ownership does not exceed the Ownership Maximum, and (ii) to the extent a person not a party to this Agreement is entitled to purchase shares of Common Stock of the Company on the Closing Date (as defined below) at a price per share more favorable than the Purchase Price, then the Purchase Price shall be adjusted to the same price per share of such Common Stock sold to such third party.

1.2        Closing Date.    The Closing, if any, shall take place concurrently with the date and time set for the closing of the Triggering IPO at the offices of the Company, 3545 John Hopkins Court, San Diego, California 92121, or such other time or place as the Company and Purchaser may mutually agree (the date of such closing is hereinafter referred to as the “Closing Date”). At the Closing, subject to the terms and conditions set forth in this Agreement and in consideration of the payment by Purchaser of the aggregate purchase price for the Shares, the Company will deliver to Purchaser a certificate representing the Shares. If the Closing does not occur on the date of the closing of a Triggering IPO, then this Agreement and the Collaboration and License Agreement shall automatically terminate effective as of the day immediately following the date of the closing of the Triggering IPO. For the avoidance of doubt, until such termination occurs, the Company and Purchaser will continue to be bound by their respective obligations under the Collaboration and License Agreement.

1.3        Investor Rights Agreement.    In conjunction with the Closing, the parties shall enter into the Investor Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Investor Rights Agreement”).

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1.4        Alternative Funding Terms.    In the event that the Company either (a) does not close a Triggering IPO on or before March 31, 2013 or (b) delivers to Purchaser at any time prior to March 31, 2013 a written notice (the “Notice”) of the Company’s determination that the closing of a Triggering IPO on or before March 31, 2013 would not be feasible due to the impact of market conditions or otherwise, then the parties shall use reasonable efforts to negotiate and execute a written agreement with respect to an alternative structure by the earlier of (i) the date that is 90 days following Purchaser’s receipt of the Notice or (ii) April 30, 2013 (the earlier to occur, the “Alternative Funding Execution Date”), pursuant to which Purchaser will provide the Committed Investment Amount to the Company (the “Alternative Funding”). The closing of the Alternative Funding, if any, shall occur on or before June 30, 2013 (the “Alternative Funding Closing Deadline Date”). If (x) the obligation to negotiate and proceed with the closing of an Alternative Funding has been triggered pursuant to the occurrence of an event described in clause (a) or (b) above and the parties have not executed a written agreement with respect to an Alternative Funding on or prior to the Alternative Funding Execution Date, or (y) the parties execute a written agreement with respect to an Alternative Funding prior to the Alternative Funding Execution Date but the closing of the Alternative Funding (including receipt by the Company of the full Committed Investment Amount from Purchaser) does not occur on or prior to the Alternative Funding Closing Deadline Date, then in the case of either (x) or (y) this Agreement and the Collaboration and License Agreement shall automatically terminate effective as of, in the case of (x) the day immediately following the Alternative Funding Execution Date and in the case of (y) the day immediately following the Alternative Funding Closing Deadline Date. For the avoidance of doubt, until such termination occurs, the Company and Purchaser will continue to be bound by their respective obligations under the Collaboration and License Agreement.

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on a Schedule of Exceptions delivered by the Company to Purchaser on the date of this Agreement, and an update to such Schedule of Exceptions delivered by the Company at the Closing, the Company hereby represents and warrants to Purchaser as of the date of this Agreement and as of the date of Closing as set forth below; provided, however, that the representations and warranties of the Company included herein shall be deemed to be updated and modified by information included in the registration statement relating to the Triggering IPO as of its effective date, and any modification or amendment thereto prior to the Closing, a copy of which shall have been furnished to Purchaser prior to the Closing and on which Purchaser shall be entitled to rely. The Schedule of Exceptions shall be arranged in

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sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Schedule of Exceptions shall qualify other sections and subsections in this Section 2 only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

2.1        Organization, Good Standing and Qualification.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares, and to carry out the provisions of this Agreement and to carry on its business as presently conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

2.2        Subsidiaries.    The Company does not own or control, directly or indirectly, any equity security or other interest of any other corporation, partnership, limited liability company, association, trust, joint venture or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, limited liability company, association, trust, joint venture or other business entity.

2.3        Capitalization; Voting Rights.

(a)        Section 2.3 of the Schedule of Exceptions sets forth (i) the number of authorized and outstanding shares of Common Stock and (ii) the number of authorized and outstanding shares of each series of Preferred Stock, in each case as of the date of this Agreement (with an update to be provided prior to the Closing with such information as of immediately prior to the Closing).

(b)        Section 2.3 of the Schedule of Exceptions sets forth, in each case as of the date of this Agreement under the Company’s equity incentive plan (the “Plan”) (i) the number of shares that have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (ii) the number of options to purchase shares that have been granted and are outstanding, and (iii) the number of shares of Common Stock that remain

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available for future issuance to officers, directors, employees and consultants of the Company (with an update to be provided prior to the Closing with such information as of immediately prior to the Closing). Each outstanding Company stock option (i) has an exercise price at least equal to the fair market value of the underlying stock on a date no earlier than the date of the corporate action authorizing the grant, and (ii) all outstanding Company stock options have been issued in material compliance with all applicable laws and properly accounted for in all material respects in accordance with United States generally accepted accounting principles.

(c)        Section 2.3 of the Schedule of Exceptions sets forth the capitalization of the Company as of the date of this Agreement including the number of shares of the following: (i) the authorized, issued and outstanding Common Stock; (ii) underlying issued and outstanding stock options; (iii) reserved for future issuance under the Plan; (iv) issued and outstanding Preferred Stock; (v) reserved for future issuance upon conversion of issued and outstanding Preferred Stock; and (vi) underlying issued and outstanding warrants or stock purchase rights, if any (with an update to be provided prior to the Closing with such information as of immediately prior to the Closing). Other than as set forth in Section 2.3 of the Schedule of Exceptions and except as may be granted pursuant to this Agreement, there are no, and at the time of the Closing there will not be any, outstanding options, warrants, rights (including conversion or preemptive rights or rights of participation, first refusal or similar rights), proxy, stockholder or investor rights agreements, or agreements of any kind, orally or in writing, for the purchase or acquisition from the Company of any of its securities. All applicable preemptive rights have been complied with or properly waived with respect to all prior issuances of capital stock.

(d)        All issued and outstanding shares of the Company’s voting stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(e)        The consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to any outstanding shares of capital stock of the Company. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens, restrictions or other encumbrances other than (i) liens and encumbrances created by or imposed upon Purchaser, (ii) any right of first refusal set forth in the Company’s Bylaws and (iii) restrictions set forth in this Agreement or the Company’s Amended and Restated Certificate of

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Incorporation (the “Amended and Restated Charter”); provided, however, that the Shares may be subject to restrictions on transfer set forth in the Investor Rights Agreement and under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares to Purchaser hereunder is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

2.4        Authorization; Binding Obligations.    All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

2.5        Financial Statements.    The Company has made available to Purchaser (a) its audited balance sheet as at December 31, 2011 and audited statement of income and cash flows for the twelve months ended December 31, 2011, and (b) its unaudited balance sheet as at June 30, 2012 (the “Statement Date”) and unaudited statement of income and cash flows for the six-month period ended on the Statement Date (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of December 31, 2011 and the Statement Date, respectively; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate and which are consistent with the Company’s books and records), and do not contain all footnotes required under GAAP. The books and records of the Company are true, correct and complete in all material respects. The Company maintains a system of internal accounting controls which are sufficient to provide reasonable assurance that (w) transactions are executed in accordance with the Company’s signature authority policy; (x) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company’s assets; (y) access to the Company’s assets is permitted only in accordance with management’s authorization; and (z) the reporting of the Company’s assets is compared with

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existing assets at regular intervals. The Company undertakes to provide Purchaser, prior to the Closing, any audited financial statements or unaudited interim financial statements of the Company prepared after the date of this Agreement, which shall thereafter be deemed Financial Statements for the purposes of this Agreement.

2.6        Independent Auditor.    Ernst & Young LLP, who have audited the Financial Statements (to the extent the Financial Statements are audited), is an independent registered public accounting firm as required by Regulation S-X under the Securities Act and the Public Company Accounting Oversight Board (United States).

2.7        Liabilities.    The Company has no material liabilities and to the best of its knowledge no material contingent liabilities, in each case of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, that are not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date that are not material, either in any individual case or in the aggregate.

2.8        Obligations to Related Parties.    There are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company, (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company) and (d) pursuant to the agreements set forth in Section 2.8 of the Schedule of Exceptions, and all such agreements and arrangements set forth in (a) through (d) are on commercially reasonable, arms’ length terms. None of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company or any members of their immediate families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than passive investments in publicly traded companies (representing less than one percent of such company) which may compete with the Company. No officer, director or stockholder or, to the Company’s knowledge, any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

2.9        Changes.    Since the Statement Date, there has not been any:

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(a)        resignation or termination of any officer, employee, consultant or group of employees of the Company;

(b)        material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(c)        damage, destruction or loss, whether or not covered by insurance, in excess of $10,000 individually or $50,000 in the aggregate affecting the properties, business or prospects or financial condition of the Company;

(d)        waiver by the Company of a valuable right or of a material debt owed to it;

(e)        (i) material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company, (ii) labor dispute, other than routine individual grievances, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to the Company’s employees, (iii) new agreement or arrangement (written or oral) to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of, any employee, officer, director or stockholder of the Company (whether current, former or retired), or (iv) entering into or adoption of any new, or any material increase in benefits under or renewal, amendment or termination of any existing, employee benefit plan or arrangement or any collective bargaining agreement;

(f)        labor organization activity related to the Company or its employees;

(g)        debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(h)        sale, lease, assignment or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(i)        other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, prospects or operations of the Company; or

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(j)        arrangement or commitment by the Company to do any of the acts described in subsection (a) through (i) above.

2.10        Title to Properties and Tangible Assets; Liens, Etc.    The Company has good and marketable title to its properties and tangible assets and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business.

2.11        Data Privacy.    The Company maintains policies and procedures regarding data security, privacy and data use that are commercially reasonable and, in any event, comply with the Company’s obligations under applicable laws, rules and regulations. To the knowledge of the Company, there have not been, and the transaction contemplated under this Agreement will not result in, any security breaches of any security policy, data use restriction or privacy breach under any such policies or any applicable laws, rules or regulations. No claims have been asserted or, to the knowledge of the Company, threatened against the Company by any person alleging a violation of such person’s privacy, personal or confidentiality rights under any applicable rules, policies or procedure.

2.12        Intellectual Property.

(a)        To the Company’s knowledge, the Company is the sole and exclusive owner of, or has a valid and continuing right to use pursuant to written license agreements, or possesses sufficient legal rights to, all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary to operate the business of the Company as presently conducted (“Company Intellectual Property”), without any known infringement of the valid rights of others. There are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Company Intellectual Property, except, in each case, for standard end-user, object code, internal-use software license and support/maintenance agreements or other licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b)        The Company is not aware that any of its employees, consultants or contractors is obligated under any contract (including licenses, covenants or commitments of

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any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as presently conducted. The Company has taken all reasonable action to maintain and protect the secrecy and confidentiality of trade secrets, confidential or proprietary know-how, and other confidential or proprietary information within the Company Intellectual Property, including, without limitation, requiring all employees, consultants, contractors and other persons with access to trade secrets or proprietary information of the Company to execute binding confidentiality agreements with respect thereto and, to the knowledge of the Company, no such employee, consultant, contractor or other person is in breach of any such confidentiality agreement. The Company has secured from all employees, consultants, contractors and other persons who have contributed to the creation or development of any Company Intellectual Property written assignments of all rights to such contributions. Each current and former employee and consultant of the Company has executed a proprietary information and inventions agreement in the form(s) delivered to Purchaser. No employee or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee or consultant’s proprietary information and inventions agreement that the Company believes it is or will be necessary to use, except for works or inventions that have been assigned or licensed to the Company.

2.13        Compliance with Other Instruments.    The Company is not in violation or default of any term of its charter documents, each as amended, or of any provision of any mortgage, indenture, contract, lease, license, agreement, instrument, permit, purchase order or contract to which it is a party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Company. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Shares pursuant hereto will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under (or require a consent under) any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

2.14        Litigation.    There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened

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in writing against the Company that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company or that questions the validity of this Agreement or the right of the Company to enter into such agreement, or to consummate the transactions contemplated hereby, nor is the Company aware that there is any basis for any of the foregoing.

2.15        Tax Returns and Payments.    The Company has timely filed all tax returns (federal, state, local and foreign) required to be filed by it and all such tax returns are correct and complete in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed and all other taxes due and payable by the Company on or before the Closing, have been timely paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited or examined as of the date hereof or (b) of any deficiency in assessment or proposed judgment to the Company’s federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

2.16        Compliance with Laws; Permits.    To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, assets, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

2.17        Foreign Corrupt Practices Act.    Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company, has while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or

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other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

2.18        OFAC.    Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.19        Environmental and Safety Laws.    To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.20        Offering Valid.    Assuming the accuracy of the representations and warranties of Purchaser contained in Section 3.2 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has taken any action to, nor has any plans to, solicit any offers to sell or offer to sell or sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

2.21        Use of Proceeds.    The Company shall use the proceeds from the issuance and sale of the Shares solely for general corporate purposes arising in the ordinary course of business and for research and development, working capital and growth and to repay any reasonable expenses incurred in connection with the consummation of the transactions contemplated by this Agreement. None of the proceeds from the issuance and sale of the Shares shall, directly or indirectly, otherwise be used to repay any outstanding indebtedness or other liabilities of the Company, in the payment of any debt for borrowed money of the Company, to otherwise repurchase or cancel any outstanding debt or equity securities of the Company or to declare a dividend or distribution to the stockholders of the Company.

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2.22        Listing.    Upon consummation of a Triggering IPO, the Common Stock shall, at the time of the Closing, be listed on the NASDAQ Stock Market (“Nasdaq”).

2.23        No Brokers.    The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement.

2.24        Full Disclosure.    The Company has provided to Purchaser all information, documents and agreements that are material to an investment in the Shares. None of this Agreement, the exhibits hereto, or any other document delivered by the Company to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.	REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

3.1        Requisite Power and Authority.    Purchaser has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

3.2        Investment Representations.    Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

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(a)        Purchaser Bears Economic Risk.    Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.

(b)        Acquisition for Own Account.    Purchaser is acquiring the Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c)        Purchaser Can Protect Its Interest.    Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(d)        Accredited Investor.    Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(e)        Foreign Investors.    If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) (a “Foreign Purchaser”), Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Purchaser’s subscription and payment for and continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

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(f)        Company Information.    Purchaser has received and read the Company’s financial statements and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(g)        Rule 144.    Purchaser acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of securities being sold during any three-month period not exceeding specified limitations.

(h)        Residence.    The office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on the signature page hereof.

3.3        Transfer Restrictions.    Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

3.4        Legends.    Purchaser understands and agrees that the certificates evidencing the Shares, or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the legends required by this Agreement and the Investor Rights Agreement, including legends relating to restrictions on transfer under federal and state securities laws and legends required under applicable state securities laws.

4.	CONDITIONS TO CLOSING.

4.1        Conditions to Purchaser’s Obligations at the Closing.    Purchaser’s obligations to purchase the Shares at the Closing are subject to the satisfaction (or waiver by Purchaser), at or prior to the Closing Date, of the following conditions:

15.

(a)        Representations and Warranties True; Performance of Obligations.    The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects as of the Closing Date, except in each case, for those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it at or prior to the Closing.

(b)        Investor Rights Agreement.    The Company and each other party thereto (other than Purchaser) shall have executed and delivered the Investor Rights Agreement.

(c)        Stockholder Approval.    The Company shall have procured the necessary stockholder approval to the extent required under the Delaware General Corporation Law, the California Corporations Code, the Amended and Restated Charter, and any voting or other agreement among the stockholders and the Company for the approval of the transactions contemplated by this Agreement, including any amendment of the Amended and Restated Charter.

(d)        Legal Investment.    On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

(e)        Legal Opinion.    The Purchaser shall have received an opinion from counsel to the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.

(f)        Consents, Permits, and Waivers.    The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (including any filing required to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976) except for such as may be properly obtained subsequent to the Closing.

(g)        Share Certificates.    The Company shall have executed a stock certificate in favor of Purchaser representing the Shares purchased at the Closing.

(h)        Compliance Certificate.    The Company shall have delivered to Purchaser a Compliance Certificate, executed by the President of the Company, dated as of the

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Closing Date, to the effect that the conditions specified in subsections (a) and (c) of this Section 4.1 have been satisfied.

(i)        Secretary’s Certificate.    At the Closing, Purchaser shall have received from the Company’s Secretary a certificate having attached thereto (i) the Amended and Restated Charter as in effect at the time of the Closing, (ii) the Company’s Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors of the Company authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company’s stockholders in accordance with Section 4.1(c) above, and (v) good standing certificates with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated as of a recent date before the Closing Date.

4.2        Conditions to Obligations of the Company.    The Company’s obligation to issue and sell the Shares at the Closing is subject to the satisfaction (or waiver by the Company), on or prior to the Closing Date, of the following conditions:

(a)        Representations and Warranties True.    The representations and warranties in Section 3 made by Purchaser shall be true and correct in all material respects as of the Closing Date.

(b)        Performance of Obligations.    Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing Date.

(c)        Investor Rights Agreement.    Purchaser shall have executed and delivered the Investor Rights Agreement.

(d)        Consents, Permits, and Waivers.    The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

(e)        Lockup Agreement.    Purchaser shall have executed and delivered a lockup agreement substantially in the form attached hereto as Exhibit C.

5.	MISCELLANEOUS.

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5.1        Withholding Tax.    The parties acknowledge that payments with respect to the Shares made by the Company to Purchaser, if Purchaser is a Foreign Purchaser, may be subject to United States withholding tax. Purchaser, if Purchaser is a Foreign Purchaser, shall timely provide to the Company two copies of IRS Form W-8ECI or IRS Form W-8BEN (or any successor form) to claim such an exemption or reduction in accordance with applicable law.

5.2        Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California, without giving effect to conflict of law principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Diego, California.

5.3        Survival.    The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, Purchaser or any of its representatives.

5.4        Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes.

5.5        Entire Agreement.    This Agreement, the exhibits and schedules hereto, the Investor Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects

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hereof and thereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

5.6        Severability.    In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.7        Amendment and Waiver.    This Agreement may be amended or modified, and the obligations of the Company and the rights of the holders of the Shares under this Agreement may be waived, only upon the written consent of the Company and Purchaser.

5.8        Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Investor Rights Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or waiver of or acquiescence in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or the Investor Rights Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement or the Investor Rights Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Investor Rights Agreement, the Amended and Restated Charter, the Company’s Bylaws, or otherwise afforded to any party, shall be cumulative and not alternative.

5.9        Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to Purchaser at the applicable address as set forth below or at such other address or electronic mail

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address as the Company or Purchaser may designate by ten (10) days advance written notice to the other party hereto.

To the Company:	Regulus Therapeutics, Inc. 3545 John Hopkins Court, Suite 210 San Diego, California 92121 Attention: President and CEO

With a copy to:	Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 Attention: Thomas A. Coll, Esq.

To Investor:	AstraZeneca AB SE-431 83 Mölndal Sweden Attention: Legal Department

With a copy to:	AstraZeneca UK Limited Strategic Planning and Business Development Alderley House, Alderley Park, Macclesfield, Cheshire SK10 4T

5.10        Expenses.    Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

5.11        Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.12        Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Any or all parties may execute this Agreement by facsimile signature or scanned signature in PDF format and any such facsimile signature or scanned signature, if identified,

20.

legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

5.13        Broker’s Fees.    Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 5.13 being untrue.

5.14        Pronouns.    All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.15        California Corporate Securities Law.    THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed the COMMON STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASER:

REGULUS THERAPEUTICS INC.		ASTRAZENECA AB

Signature:	/s/ Kleanthis G. Xanthopoulos	Signature:	/s/ Gunnar Olsson

Print Name:	Kleanthis G. Xanthopoulos, Ph.D.	Print Name:	Gunnar Olsson

Title:	President & CEO	Title:	VP & Head CVGI iMed

Address:	3545 John Hopkins Court, Suite 210 San Diego, CA 92121	Address:	SE-431 83 Mölndal, Sweden

EXHIBIT A

INVESTOR RIGHTS AGREEMENT

REGULUS THERAPEUTICS INC.

INVESTOR RIGHTS AGREEMENT

REGULUS THERAPEUTICS INC.

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of [                        ], by and between Regulus Therapeutics Inc., a Delaware corporation (the “Company”), and AstraZeneca AB, a limited liability company organized under the laws of Sweden (“Investor”). The Company and Investor may be referred to hereinafter collectively as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, in connection with the purchase of shares of the Common Stock of the Company by Investor pursuant to that certain Common Stock Purchase Agreement dated as of August 14, 2012 (the “Purchase Agreement”), the parties desire to enter into this Agreement in order to grant registration rights, information rights and other rights to Investor as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS.

Capitalized terms used herein and not defined elsewhere herein have the meanings set forth in Exhibit A.

SECTION 2.  RESTRICTIONS ON TRANSFER.

Investor shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, or otherwise deal with or encumber or dispose of in any way the Shares or Registrable Securities, whether in whole or in part, voluntarily or involuntarily, by operation of law or otherwise (each a “Transfer”), except in accordance with the terms and conditions set forth in this Section 2.

2.1      Restrictions on Transfer.    Except as set forth in Section 2.2, Investor agrees not to make any Transfer of the Shares or Registrable Securities unless and until:

(a)        there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

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(b)        (i) The transferee has agreed in writing to be bound by the terms of this Agreement, (ii) Investor will have notified the Company of the proposed Transfer and will have furnished the Company with a detailed statement of the circumstances surrounding the proposed Transfer, and (iii) if reasonably requested by the Company, Investor will have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After the consummation of its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

2.2      Exempt Transfers.    Notwithstanding the provisions of Section 2.1 above, no such restriction will apply to:

(a)        a Transfer by Investor to an affiliate of Investor; provided, however, that (i) such affiliate must have the resources, assets, experience, qualifications, permits and other rights necessary to perform under this Agreement and (ii) the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if it were an original Party hereunder.

(b)        a Transfer pursuant to a Change of Control of Investor.

2.3      Stock Legends.    Each certificate representing Shares or Registrable Securities will be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON

2.

WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(a)        The Company will be obligated to promptly reissue unlegended certificates at the request of Investor if the Company has completed its Initial Offering and Investor has obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above will be removed only at such time as Investor is no longer subject to any restrictions hereunder.

(b)        Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities will be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

SECTION 3.  COVENANTS OF THE COMPANY.

3.1      Financial Information and Reporting.

(a)        The Company will cause to be maintained complete books and records accurately reflecting the accounts, business and transactions of the Company on a calendar-year basis and with sufficient detail and completeness customary and usual for businesses of the type engaged in by the Company. The Company’s books and records and financial statements will be in accordance with U.S. generally accepted accounting principles. The Company’s financial statements will be audited annually by an independent nationally recognized public accounting firm approved by the Board of Directors of the Company (the “Board”).

(b)        As soon as practicable after the end of each fiscal year of the Company, and in any event when first delivered to the holders of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”) or their designees, the Company will furnish Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.

(c)        The Company will furnish Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event when first delivered to the holders of Series A Preferred Stock or their designees, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently

3.

applied (except as noted therein), with the exception that year-end audit adjustments may not have been made.

(d)        The Company will furnish Investor: (i) the annual budget for each fiscal year approved by the Board, promptly following the approval thereof by the Board, with competitively sensitive information redacted therefrom (and as soon as available, any subsequent revisions thereto); and (ii) on an annual basis promptly following the end of the Company’s first fiscal quarter, an up to date capitalization table.

(e)        The Company will provide to Investor any financial information reasonably requested by Investor, and the Company will make its management available to Investor for reasonable inquiries regarding its financials.

3.2      Confidentiality of Records.    Investor agrees to use the same degree of care as Investor uses to protect its own confidential information to keep confidential and not disclose to any party any information furnished to Investor pursuant to Section 3.1 hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that Investor may disclose such proprietary or confidential information (i) to any affiliate, partner, subsidiary or parent of Investor as long as such affiliate, partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.2 or comparable restrictions; (ii) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, if such person agrees to be bound by the provisions of this Section 3.2 or comparable restrictions; (iii) at such time as it enters the public domain through no fault of Investor; (iv) that is communicated to Investor by a third party free of any obligation of confidentiality; (v) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (vi) as required by applicable law. Upon request by the Company, Investor agrees to enter into a separate confidentiality agreement with the Company. Nothing in this Agreement shall preclude or in any way restrict Investor from investing or participating in any particular enterprise, regardless of whether such enterprise has products or services that compete with those of the Company; provided, however, that Investor shall not disclose any confidential information of the Company to any such enterprise.

SECTION 4.  REGISTRATION RIGHTS; MARKET STAND-OFF.

4.1      Piggyback Registrations.    Other than in connection with the Initial Offering, the Company will notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration

4.

statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it will, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice will state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder will nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)      Underwriting.    If the registration statement of which the Company gives notice under this Section 4.1 is for an underwritten offering, the Company will so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 4.1 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting will be allocated, first, to the Company; and second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; provided, however, that such reduction will not be permitted unless such registration does not include shares of any other selling stockholders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons will be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” will be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)      Right to Terminate Registration.    The Company will have the right to terminate or withdraw any registration initiated by it under this Section 4.1 whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration will be borne by the Company in accordance with Section 4.3 hereof.

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4.2      Form S-3 Demand Registrations.    In case the Company receives from any Holder or Holders of Registrable Securities (the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)        promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)        as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company will not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.2:

(i)        if Form S-3 is not available for such offering by the Holders;

(ii)        if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than fifteen million dollars ($15,000,000);

(iii)        if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 4.2, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv)        if the Company will furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company will have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 4.2; provided, that such right to delay a request will be exercised by the Company not more than twice in any twelve (12) month period;

(v)        if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 4.2;

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(vi)        if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 4.2; or

(vii)        in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)        Subject to the foregoing, the Company will file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders.

4.3      Expenses of Registration.    Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 4.1 or 4.2 herein will be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, will be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company will not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 4.2, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company will be obligated pursuant to Section 4.2(b)(v), as applicable, to undertake any subsequent registration, in which event such right will be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses will be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration will not be deemed to have been effected for purposes of determining whether the Company will be obligated pursuant to Section 4.2(b)(v) to undertake any subsequent registration.

4.4      Obligations of the Company.    Whenever required to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible:

(a)        prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may

7.

delay the filing or effectiveness of any registration statement or suspend the use of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company will exercise its right to delay the filing or effectiveness or suspend the use of a registration hereunder, the applicable time period during which the registration statement is to remain effective will be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the Holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent will not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement will (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their commercially reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company will not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)        Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)        Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)        Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders; provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)        In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing

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underwriter(s) of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement.

(f)        Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)        Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

4.5      Delay of Registration; Furnishing Information.

(a)        No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

(b)        It will be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.1 or 4.2 that the selling Holders will furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as will be required to effect the registration of their Registrable Securities.

(c)        The Company will have no obligation with respect to any registration requested pursuant to Section 4.2 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 4.2.

4.6      Indemnification.     In the event any Registrable Securities are included in a registration statement under Section 4.1 or 4.2:

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(a)        To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, stockholders, officers and directors of each Holder, as applicable, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, stockholder, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 4.6(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld, nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)        To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder, as applicable, selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or

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supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 4.6(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; provided further, that in no event will any indemnity under this Section 4.6 exceed the net proceeds from the offering actually received by such Holder, as applicable.

(c)        Promptly after receipt by an indemnified party under this Section 4.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action will relieve such indemnifying party of any liability to the indemnified party under this Section 4.6 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.6.

(d)        If the indemnification provided for in this Section 4.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or

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Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event will any contribution by a Holder, as applicable, hereunder exceed the net proceeds from the offering received by such Holder, as applicable.

(e)        The obligations of the Company and Holders under this Section 4.6 will survive completion of any offering of Registrable Securities, as applicable, in a registration statement and, with respect to liability arising from an offering to which this Section 4.6 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, will, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

4.7      Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 4 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, stockholder or other affiliate of a Holder that is a corporation, partnership or limited liability company, (b) acquires all of such Holders Registrable Securities in connection with the sale of all or substantially all of such Holder’s business, or (c) acquires at least two hundred thousand (200,000) shares of Registrable Securities (as adjusted for stock splits and combinations); or (d) is an entity affiliated by common control (or other related entity) with such Holder provided, however, (i) the transferor will, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee will agree to be subject to all restrictions set forth in this Agreement.

4.8      Limitation on Subsequent Registration Rights.    Except as otherwise provided herein, after the date of this Agreement, the Company will not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

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4.9      “Market Stand-Off” Agreement.    Each Holder hereby agrees that such Holder, as the case may be, will not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the 365-day period following the effective date of the registration statement pertaining to the Initial Offering (or such longer period, not to exceed 34 days after the expiration of the 365-day period, as the underwriters or the Company will request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor rule); provided, that all officers, directors of the Company and all stockholders of the Company holding in the aggregate at least 1% of the Company’s equity securities on a fully-diluted basis are bound by and have entered into similar agreements. The obligations described in this Section 4.9 will not apply to a Special Registration Statement.

4.10      Agreement to Furnish Information.    Each Holder hereby agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with such Holder’s obligations under Section 4.9, as applicable, or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder will provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 4.9 and this Section 4.10 will not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said day period. Each Holder agrees that any transferee of any shares of Registrable Securities will be bound by Sections 4.9 and 4.10. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 4.9 and 4.10 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

4.11    Rule 144 Reporting.    With a view to making available to the Holders, as applicable, the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)        Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)        File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

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(c)        So long as a Holder owns any Registrable Securities, as applicable, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the SEC; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

4.12    Termination of Registration Rights.    The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 4.1 or 4.2 hereof will terminate upon the earlier of: (i) the date three (3) years following the consummation of the Initial Offering; or (ii) following the consummation of the Initial Offering, such time as all Registrable Securities held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period. Upon such termination, such shares will cease to be “Registrable Securities” hereunder for all purposes.

SECTION 5.  MISCELLANEOUS.

5.1      Governing Law.    This Agreement will in all respects be governed by and construed in accordance with the substantive laws of the State of California, without regard to its choice of law rules.

5.2      Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and will inure to the benefit of and be enforceable by each person who will be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3      Entire Agreement.    This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement between the Company and Investor with respect to the specific subject matter hereof, and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties with respect to such specific subject matter. No party hereto will be liable or bound to the other in any manner by any warranties, representations or covenants with respect to the subject matter hereof except as specifically set forth herein.

5.4      Severability.    If one or more provisions of this Agreement are held by a proper court or arbitral tribunal to be unenforceable under applicable law, the unenforceable portions of such provisions, or such provisions in their entirety, to the extent necessary and permitted by

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law, will be severed herefrom, and the balance of this Agreement will be enforceable in accordance with its terms.

5.5      Amendment and Waiver.    Except as otherwise expressly provided, this Agreement may be amended or modified, and the rights and obligations under this Agreement may be waived, only upon the written consent of the Company and Investor.

5.6      Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement will impair any such right, power, or remedy, nor will it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, will be cumulative and not alternative.

5.7      Notices.    Except where otherwise specifically provided in this Agreement, all notices, requests, consents, approvals and statements will be in writing and will be deemed to have been properly given by (i) personal delivery, (ii) electronic facsimile transmission, (iii) electronic mail, or by (iv) nationally recognized overnight courier service, addressed in each case, to the intended recipient as set forth below:

To the Company:	Regulus Therapeutics, Inc. 3545 John Hopkins Court, Suite 210 San Diego, California 92121 Attention: President and CEO

With a copy to:	Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 Attention: Thomas A. Coll, Esq.

To Investor:	AstraZeneca AB SE-431 83 Mölndal Sweden Attention: Legal Department

With a copy to:	AstraZeneca UK Limited Strategic Planning and Business Development Alderley House,

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Alderley Park, Macclesfield, Cheshire SK10 4T

Such notice, request, demand, claim or other communication will be deemed to have been duly given on (a) the date of personal delivery, (b) the date actually received if by facsimile or electronic mail; or (c) on the third business day after delivery to a nationally recognized overnight courier service, as the case may be. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

5.8      Fees and Expenses.    Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. For purposes of this Section 5.8, “prevailing party” means the net winner of a dispute, taking into account the claims pursued, the claims on which the pursuing party was successful, the amount of money sought, the amount of money awarded, and offsets or counterclaims pursued (successfully or unsuccessfully) by the other Party. If a written settlement offer is rejected and the judgment or award finally obtained is equal to or more favorable to the offeror than an offer made in writing to settle, the offeror is deemed to be the prevailing party from the date of the offer forward.

5.9      Titles and Subtitles; Form of Pronouns; Construction and Definitions.    The titles of the Sections and paragraphs of this Agreement are for convenience only and are not to be considered in construing this Agreement. All pronouns used in this Agreement will be deemed to include masculine, feminine and neuter forms, the singular number includes the plural and the plural number includes the singular and will not be interpreted to preclude the application of any provision of this Agreement to any individual or entity. Unless the context otherwise requires, (i) each reference in this Agreement to a designated “Section,” “Schedule,” “Exhibit,” or “Appendix” is to the corresponding Section, Schedule, Exhibit, or Appendix of or to this Agreement; (ii) the word “or” will not be applied in its exclusive sense; (iii) “including” will mean “including, without limitation”; (iv) references to “$” or “dollars” will mean the lawful currency of the United States; and (v) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. References in this Agreement to particular sections of the Securities Act or to any provisions of California law will be deemed to refer to such sections or provisions as they may be amended or succeeded after the date of this Agreement.

5.10    Counterparts.    This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the

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same instrument, and will become effective when there exist copies hereof which, when taken together, bear the authorized signatures of each of the parties hereto. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

5.11    Aggregation of Stock.    All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.12    Specific Performance.    The failure of either party to this Agreement to perform its agreements and covenants hereunder, including but not limited to Section 4, may cause irreparable injury to the other party to this Agreement for which monetary damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any court of competent jurisdiction to enforce any Party’s obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this Section 5.12 is without prejudice to any other rights that the Company and Investor may have for any failure to perform this Agreement.

5.13    Termination.    This Agreement will terminate and be of no further force or effect upon the earlier of (i) a Liquidation Event, Acquisition or Asset Transfer; or (ii) the date three (3) years following the Closing Date (as defined in the Purchase Agreement).

[THIS SPACE INTENTIONALLY LEFT BLANK]

17.

IN WITNESS WHEREOF, the parties hereto have executed this INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

REGULUS THERAPEUTICS INC.

By:

Name:

Title:

INVESTOR:

ASTRAZENECA AB

By:

Name:

Title:

EXHIBIT A

DEFINITIONS

1.1    “Change of Control” means, with respect to Investor, the earlier of (x) the public announcement of and (y) the closing of: (a) a merger, reorganization or consolidation involving Investor in which its shareholders immediately prior to such transaction would hold less than 50% of the securities or other ownership or voting interests representing the equity of the surviving entity immediately after such merger, reorganization or consolidation, or (b) a sale to a third party of all or substantially all of Investor’s assets or business relating to this Agreement. Investor will notify the Company within two (2) Business Days of entering into an agreement which, if consummated, would result in a Change of Control.

1.2    “Common Stock” means the Common Stock of the Company.

1.3    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.4    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.5    “Holder” means Investor so long as it owns of record Registrable Securities that have not been sold to the public, or any assignee of record of such Registrable Securities in accordance with Section 4.7 hereof.

1.6    “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

1.7    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.8    “Registrable Securities” means (a) the Shares; and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities will not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 4 of this Agreement are not assigned or (iii) eligible for resale pursuant to Rule 144 without volume limitations.

1.9    “Registration Expenses” means all expenses incurred by the Company in complying with Sections 4.1 or 4.2, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed ten thousand dollars ($10,000) of a single special counsel for the Holders, if applicable, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which will be paid in any event by the Company).

1.10    “Rule 144” means Rule 144 promulgated under the Securities Act, as in effect from time to time.

1.11    “SEC” means the Securities and Exchange Commission.

1.12    “Securities Act” means the Securities Act of 1933, as amended.

1.13    “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale.

1.14    “Shares” means the shares of Common Stock of the Company issued pursuant to the Purchase Agreement held from time to time by Investor and its permitted assigns.

1.15    “Special Registration Statement” means (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

EXHIBIT B

LEGAL OPINION

EXHIBIT C

LOCKUP AGREEMENT